UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2014

MONDIAL VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

000-51033 (Commission File Number)	27-4481914 (IRS Employer Identification No.)

6564 Smoke Tree Lane Scottsdale, Arizona (principal executive offices)	85253 (Zip Code)

(480) 948-6581
(Registrant’s telephone number, including area code)

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Information

As of February 6, 2014, the Company reports that it is unable to gain approvals or documents requisite to control or update its website listed under the domain www.mondialventures.com. The Company is therefore in process to rebuild a new website under the domain name www.mondialventuresinc.com expected to be functional as soon as possible in the next few weeks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2014

MONDIAL VENTURES, INC.

By:	/s/ Dennis R. Alexander
Dennis R. Alexander, Chief Executive Officer